EXHIBIT 99.1

READ IT ON THE WEB
CONTACT:
Paul Goldberg	www.dovercorporation.com
Treasurer and Director of Investor Relations
(212) 922-1640	January 31, 2007
DOVER REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2006 RESULTS
New York, New York, January 31, 2007 — Dover Corporation (NYSE: DOV) announced that for the fourth quarter ended December 31, 2006, earnings from continuing operations were $156.1 million or $0.76 diluted earnings per share (“EPS”), compared to $121.6 million or $0.60 EPS in the prior-year period, representing increases of 28% and 27%, respectively. Earnings from continuing operations for the fourth quarter of 2006 included a charge of $0.02 EPS related to stock option expense. Revenue for the fourth quarter of 2006 was $1,714.7 million, an increase of 20% over the prior-year period.
For the year ended December 31, 2006, Dover’s earnings from continuing operations increased 35% to $603.3 million, or $2.94 EPS, compared to the prior year, and included a charge of $0.08 EPS related to stock option expense. Revenue for the year ended December 31, 2006 was $6,511.6 million, an increase of 22% over the prior year.
Dover’s President and Chief Executive Officer, Ronald L. Hoffman, stated: “We are very pleased to report record fourth quarter and full year results. Our organic growth was 14%, we made further progress with our “PerformanceCOUNTS” program and we generated strong operating cash flow of over $880 million, up 57% over the prior year. We also invested a record $1.1 billion in 2006 in new companies, including Paladin and Markem, which are expected to be value creating for many years to come.
“Looking to 2007, we anticipate building upon the successes of 2006 and the progress made through our “PerformanceCOUNTS” program, along with contributions from our acquisitions to deliver another record setting year. As always, we will face challenges as we try to achieve these ambitious goals. We start the year with a good backlog, up 21% over the prior year period, and many of our groups continue to exhibit strength and participate in healthy end-markets, including energy, product identification and heat exchangers. However, given our normal quarterly seasonality pattern, the impact of recent acquisitions, and some near-term softness in end-markets related to construction, foodservice, and electronics, we expect the first quarter to moderate from the 2006 fourth quarter. Thereafter, assuming economic conditions remain positive, we anticipate meaningful improvements in quarterly performance over comparable prior year periods through the balance of the year.”
Net earnings for the fourth quarter of 2006 were $118.5 million or $0.58 EPS, including a loss from discontinued operations of $37.6 million or $0.18 EPS, compared to $116.1 million or $0.57 EPS for the same period in 2005, which included a loss from discontinued operations of $5.5 million or $0.03 EPS. Full year 2006 net earnings were $561.8 million or $2.73 EPS, including a loss from discontinued operations of $41.5 million or $0.20 EPS, compared to $510.1 million or $2.50 EPS in the prior year, which included earnings from discontinued operations of $63.9 million or $0.31 EPS.

Acquisitions and Divestitures
During the fourth quarter of 2006, the Company acquired three companies: Markem in the Technologies segment Product Identification group, and two small add-ons in the Resources segment, for a total purchase price of $605 million. It also discontinued three small businesses in the Diversified segment, completed the sales of five companies and adjusted the carrying value of other previously discontinued businesses resulting in an after-tax loss of $37.4 million, or $0.18 EPS. The three businesses discontinued in the fourth quarter had a negligible impact on operating results. At year end 2006, six business units were being held for sale. Current year acquisitions, which totaled $1.1 billion, were primarily funded by cash from operations and proceeds from dispositions.
Growth Factors

			2006
Revenue Growth	Q1	Q2	Q3	Q4	YTD
Organic	16.8%	16.8%	10.5%	9.6%	13.8%
Acquisitions	8.3%	7.8%	9.4%	8.3%	7.8%
Currency translation	-1.9%	-0.2%	1.4%	1.9%	0.5%

	23.2%	24.4%	21.3%	19.8%	22.1%

Cash Flow
The following table is a reconciliation of free cash flow with cash flows from operating activities.

	Three Months Ended December 31,		Twelve Months Ended December 31,

Free Cash Flow (in thousands)	2006	2005	2006	2005
Cash flow provided by operating activities	$291,677	$243,441	$884,264	$564,852
Less: Capital expenditures	(57,637)	(42,992)	(194,735)	(130,492)

Free cash flow	$234,040	$200,449	$689,529	$434,360

Free cash flow as a percentage of revenue	13.6%	14.0%	10.6%	8.1%

The full year increase reflects higher earnings from continuing operations before depreciation and amortization, and lower tax payments, partially offset by higher capital expenditures. In addition, adjusted working capital (calculated as accounts receivable, plus inventory, less accounts payable) increased from the prior year end by $262.3 million as a result of acquisitions, foreign exchange translation and the Company’s organic growth. Excluding acquisitions and the effects of foreign exchange translation, working capital increased $41.3 million. Working capital as a percentage of revenue decreased to 18.9% from 20.7% at year end 2005.
Capitalization
The following table provides a summary reconciliation of total debt and net debt to total capitalization to the most directly comparable GAAP measures:

	At December 31,	At December 31,

Net Debt to Total Capitalization Ratio (in thousands)	2006	2005
Current maturities of long-term debt	$32,267	$1,201
Commercial paper and other short-term debt	258,282	192,961
Long-term debt	1,480,491	1,344,173

Total debt	1,771,040	1,538,335
Less: Cash and cash equivalents	373,616	185,832

Net debt	1,397,424	1,352,503

Add: Stockholders’ equity	3,811,022	3,329,523

Total capitalization	$5,208,446	$4,682,026

Net debt to total capitalization	26.8%	28.9%

Net debt at December 31, 2006 remained relatively flat as a result of the increase in cash flow from operations and cash proceeds generated from the sales of discontinued businesses that funded Dover’s acquisition program. The percentage decrease in net debt to total capital, after record acquisition spending, reflects strong operational free cash flow and proceeds from dispositions of $446.0 million.
Tax Rate
The 2006 fourth quarter effective tax rate for continuing operations was 22.6%, which reflected the effect of the full year retroactive extension of the U.S. Federal research credit and a favorable mix of foreign earnings in low-taxed overseas jurisdictions. The 2005 fourth quarter tax rate for continuing operations was 25.6%, which included benefits related to the settlement of certain U.S. federal and state tax issues.
The 2006 tax rate for continuing operations was 26.7%, reflecting the same factors that impacted the fourth quarter rate, as well as a lower relative United States federal tax exclusion for foreign sales in 2006. The 2005 tax rate for continuing operations of 26.5% included a $9.5 million provision related to the repatriation of $373.7 million of dividends and a $25.5 million benefit primarily related to the resolution of U.S. tax issues and a $5.5 million benefit related to a favorable federal tax court decision. Excluding the repatriation provision, the full year 2005 tax rate for continuing operations was 24.9%.
Dover will host a webcast of its fourth quarter 2006 conference call at 8:00 AM Eastern Time on Wednesday January 31, 2007. The webcast can be accessed at the Dover Corporation website at www.dovercorporation.com. The conference call will also be made available for replay on the website.
Dover Corporation makes information available to the public, orally and in writing, which may use words like “anticipates,” “expects,” “believes,” “indicates,” “suggests,” “will,” “plans” and “should,” which are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements concerning future events and the performance of Dover Corporation that involve inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, failure to achieve expected synergies, the impact of continued events in the Middle East on the worldwide economy, economic conditions, increases in the cost of raw materials, changes in customer demand, increased competition in the markets served by Dover Corporation’s operating companies, the impact of natural disasters, such as hurricanes, and their effect on global energy markets and other risks. Dover Corporation refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. Dover Corporation undertakes no obligation to update any forward-looking statement.
TABLES FOLLOW

DOVER CORPORATION
SUMMARY SEGMENT RESULTS
Diversified

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in thousands)	2006	2005	% Change	2006	2005	% Change

Revenue	$190,336	$176,260	8%	$778,125	$722,054	8%
Segment earnings	19,779	21,038	-6%	90,055	87,617	3%
Operating margin	10.4%	11.9%		11.6%	12.1%
Bookings	213,243	189,216	13%	830,756	785,983	6%
Book-to-Bill	1.12	1.07		1.07	1.09
Backlog				358,385	304,781	18%

Electronics

Revenue	$232,969	$194,582	20%	$880,685	$546,043	61%
Segment earnings	37,191	20,194	84%	119,425	46,888	155%
Operating margin	16.0%	10.4%		13.6%	8.6%
Bookings	213,374	213,304	—	888,244	571,983	55%
Book-to-Bill	0.92	1.10		1.01	1.05
Backlog				150,143	141,102	6%

Industries

Revenue	$231,197	$207,267	12%	$876,494	$817,947	7%
Segment earnings	35,057	29,764	18%	123,982	104,282	19%
Operating margin	15.2%	14.4%		14.1%	12.7%
Bookings	236,523	224,942	5%	939,149	846,258	11%
Book-to-Bill	1.02	1.09		1.07	1.03
Backlog				288,835	222,793	30%

Resources

Revenue	$517,135	$395,247	31%	$1,841,491	$1,518,939	21%
Segment earnings	75,971	67,302	13%	316,328	260,671	21%
Operating margin	14.7%	17.0%		17.2%	17.2%
Bookings	505,186	393,148	28%	1,873,241	1,550,000	21%
Book-to-Bill	0.98	0.99		1.02	1.02
Backlog				237,987	167,561	42%

Systems

Revenue	$201,902	$174,695	16%	$834,854	$705,377	18%
Segment earnings	23,880	21,920	9%	114,113	100,088	14%
Operating margin	11.8%	12.5%		13.7%	14.2%
Bookings	171,112	176,185	-3%	841,913	755,436	11%
Book-to-Bill	0.85	1.01		1.01	1.07
Backlog				181,530	174,402	4%

Technologies

Revenue	$344,469	$287,151	20%	$1,313,546	$1,033,853	27%
Segment earnings	46,075	39,498	17%	206,728	134,963	53%
Operating margin	13.4%	13.8%		15.7%	13.1%
Bookings	325,609	288,104	13%	1,297,719	1,058,873	23%
Book-to-Bill	0.95	1.00		0.99	1.02
Backlog				125,929	102,207	23%

DOVER CORPORATION
MARKET SEGMENT INFORMATION (unaudited) (in thousands)

	2005					2006
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD

REVENUE
Diversified	$177,342	$189,399	$179,053	$176,260	$722,054	$193,676	$202,358	$191,755	$190,336	$778,125
Electronics	116,980	121,700	112,781	194,582	546,043	199,496	222,751	225,469	232,969	880,685
Industries	193,956	210,450	206,274	207,267	817,947	208,572	215,338	221,387	231,197	876,494
Resources	356,308	377,135	390,249	395,247	1,518,939	425,162	435,341	463,853	517,135	1,841,491
Systems	155,871	177,735	197,076	174,695	705,377	181,285	234,124	217,543	201,902	834,854
Technologies	219,085	252,005	275,612	287,151	1,033,853	294,942	343,367	330,768	344,469	1,313,546
Intramarket eliminations	(2,401)	(2,676)	(2,446)	(3,352)	(10,875)	(3,091)	(3,672)	(3,453)	(3,356)	(13,572)

Total consolidated revenue	$1,217,141	$1,325,748	$1,358,599	$1,431,850	$5,333,338	$1,500,042	$1,649,607	$1,647,322	$1,714,652	$6,511,623

NET EARNINGS
Segment Earnings:
Diversified	$20,546	$22,590	$23,443	$21,038	$87,617	$22,584	$23,384	$24,308	$19,779	$90,055
Electronics	9,227	12,259	5,208	20,194	46,888	20,754	29,862	31,618	37,191	119,425
Industries	21,920	24,418	28,180	29,764	104,282	27,328	30,208	31,389	35,057	123,982
Resources	62,747	65,545	65,077	67,302	260,671	82,797	80,919	76,641	75,971	316,328
Systems	22,037	26,910	29,221	21,920	100,088	26,972	38,341	24,920	23,880	114,113
Technologies	17,590	33,284	44,591	39,498	134,963	47,712	60,684	52,257	46,075	206,728

Total segments	154,067	185,006	195,720	199,716	734,509	228,147	263,398	241,133	237,953	970,631
Corporate expense / other	(15,229)	(14,753)	(13,414)	(11,549)	(54,945)	(18,559)	(18,692)	(16,352)	(17,174)	(70,777)
Net interest expense	(16,118)	(15,230)	(16,257)	(24,626)	(72,231)	(21,486)	(19,247)	(17,183)	(19,068)	(76,984)

Earnings from continuing operations before provision for income taxes	122,720	155,023	166,049	163,541	607,333	188,102	225,459	207,597	201,711	822,869
Provision for income taxes	30,757	45,667	42,817	41,897	161,138	56,812	66,699	50,454	45,576	219,541

Earnings from continuing operations	91,963	109,356	123,232	121,644	446,195	131,290	158,760	157,143	156,135	603,328
Earnings (loss) from discontinued operations, net	6,172	63,845	(552)	(5,518)	63,947	72,538	(86,850)	10,381	(37,615)	(41,546)

Net earnings	$98,135	$173,201	$122,680	$116,126	$510,142	$203,828	$71,910	$167,524	$118,520	$561,782

SEGMENT OPERATING MARGIN
Diversified	11.6%	11.9%	13.1%	11.9%	12.1%	11.7%	11.6%	12.7%	10.4%	11.6%
Electronics	7.9%	10.1%	4.6%	10.4%	8.6%	10.4%	13.4%	14.0%	16.0%	13.6%
Industries	11.3%	11.6%	13.7%	14.4%	12.7%	13.1%	14.0%	14.2%	15.2%	14.1%
Resources	17.6%	17.4%	16.7%	17.0%	17.2%	19.5%	18.6%	16.5%	14.7%	17.2%
Systems	14.1%	15.1%	14.8%	12.5%	14.2%	14.9%	16.4%	11.5%	11.8%	13.7%
Technologies	8.0%	13.2%	16.2%	13.8%	13.1%	16.2%	17.7%	15.8%	13.4%	15.7%
QUARTERLY EPS (unaudited) (in thousands)

	2005				2006
	1 Qtr.	2 Qtr.	3 Qtr.	4 Qtr.	1 Qtr.	2 Qtr.	3 Qtr.	4 Qtr.

Basic earnings (loss) per common share:
Continuing operations	$0.45	$0.54	$0.61	$0.60	$0.65	$0.78	$0.77	$0.76
Discontinued operations	0.03	0.31	—	(0.03)	0.36	(0.43)	0.05	(0.18)
Net earnings	0.48	0.85	0.61	0.57	1.00	0.35	0.82	0.58

Diluted earnings (loss) per common share:
Continuing operations	$0.45	$0.54	$0.60	$0.60	$0.64	$0.77	$0.77	$0.76
Discontinued operations	0.03	0.31	—	(0.03)	0.35	(0.42)	0.05	(0.18)
Net earnings	0.48	0.85	0.60	0.57	0.99	0.35	0.82	0.58

DOVER CORPORATION
MARKET SEGMENT INFORMATION
(continued)
(unaudited) (in thousands)

	2005					2006
					Q4					Q4
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD

BOOKINGS
Diversified	$224,032	$194,091	$178,644	$189,216	$785,983	$208,245	$210,061	$199,207	$213,243	$830,756
Electronics	122,961	117,234	118,484	213,304	571,983	223,559	219,784	231,527	213,374	888,244
Industries	196,456	209,887	214,973	224,942	846,258	219,424	232,185	251,017	236,523	939,149
Resources	387,121	375,164	394,567	393,148	1,550,000	454,669	441,761	471,625	505,186	1,873,241
Systems	156,182	221,709	201,360	176,185	755,436	231,036	229,633	210,132	171,112	841,913
Technologies	233,611	275,436	261,722	288,104	1,058,873	339,124	325,101	307,885	325,609	1,297,719

BOOK-TO-BILL
Diversified	1.26	1.02	1.00	1.07	1.09	1.08	1.04	1.04	1.12	1.07
Electronics	1.05	0.96	1.05	1.10	1.05	1.12	0.99	1.03	0.92	1.01
Industries	1.01	1.00	1.04	1.09	1.03	1.05	1.08	1.13	1.02	1.07
Resources	1.09	0.99	1.01	0.99	1.02	1.07	1.01	1.02	0.98	1.02
Systems	1.00	1.25	1.02	1.01	1.07	1.27	0.98	0.97	0.85	1.01
Technologies	1.07	1.09	0.95	1.00	1.02	1.15	0.95	0.93	0.95	0.99

BACKLOG
Diversified	$287,663	$292,288	$292,557	$304,781	—	$317,750	$323,567	$334,638	$358,385	—
Electronics	83,269	78,197	93,459	141,102	—	165,253	163,182	169,151	150,143	—
Industries	197,043	196,445	205,286	222,793	—	234,174	251,301	282,234	288,835	—
Resources	167,810	165,087	169,580	167,561	—	196,379	203,757	249,040	237,987	—
Systems	125,037	170,238	172,806	174,402	—	223,843	218,360	211,939	181,530	—
Technologies	90,426	109,210	102,232	102,207	—	147,984	141,526	123,416	125,929	—

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited) (in thousands, except per share figures)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Revenue	$1,714,652	$1,431,850	$6,511,623	$5,333,338
Cost of goods and services	1,111,324	932,188	4,163,581	3,454,634

Gross profit	603,328	499,662	2,348,042	1,878,704
Selling and administrative expenses	380,148	314,410	1,436,237	1,211,461

Operating earnings	223,180	185,252	911,805	667,243

Interest expense, net	19,068	24,626	76,984	72,231
Other expense (income), net	2,401	(2,915)	11,952	(12,321)

Total interest/other expense, net	21,469	21,711	88,936	59,910

Earnings before provision for income taxes and discontinued operations	201,711	163,541	822,869	607,333
Provision for income taxes	45,576	41,897	219,541	161,138

Earnings from continuing operations	156,135	121,644	603,328	446,195

Earnings (loss) from discontinued operations, net	(37,615)	(5,518)	(41,546)	63,947

Net earnings	$118,520	$116,126	$561,782	$510,142

Basic earnings (loss) per common share:
Earnings from continuing operations	$0.76	$0.60	$2.96	$2.20
Earnings (loss) from discontinued operations	(0.18)	(0.03)	(0.20)	0.32
Net earnings	0.58	0.57	2.76	2.51

Weighted average shares outstanding	204,182	202,736	203,773	202,979

Diluted earnings (loss) per common share:
Earnings from continuing operations	$0.76	$0.60	$2.94	$2.19
Earnings (loss) from discontinued operations	(0.18)	(0.03)	(0.20)	0.31
Net earnings	0.58	0.57	2.73	2.50

Weighted average shares outstanding	205,978	204,050	205,497	204,177

Dividends paid per common share	$0.19	$0.17	$0.72	$0.66

The following table is a reconciliation of the share amounts used in computing earnings per share:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Weighted average shares outstanding — Basic	204,182	202,736	203,773	202,979
Dilutive effect of assumed exercise of employee stock options	1,796	1,314	1,724	1,198

Weighted average shares outstanding — Diluted	205,978	204,050	205,497	204,177

Anti-dilutive shares excluded from diluted EPS computation	—	3,640	1,716	4,339

DOVER CORPORATION
CONDENSED BALANCE SHEET AND STATEMENT OF CASH FLOWS
(unaudited) (in thousands)

	At December 31,	At December 31,
	2006	2005
BALANCE SHEET

Assets:
Cash and cash equivalents	$373,616	$185,832
Receivables, net of allowances for doubtful accounts	1,056,828	850,084
Inventories	709,647	573,265
Deferred tax and other current assets	131,415	96,597
Property, plant and equipment, net	856,799	706,744
Goodwill	3,201,983	2,555,596
Intangibles, net	1,065,382	696,267
Other assets	123,045	239,367
Assets of discontinued operations	107,943	676,740

	$7,626,658	$6,580,492

Liabilities & Stockholders’ Equity:
Short-term debt	$290,549	$194,162
Payables and accrued expenses	996,711	815,497
Taxes payable and other deferrals	916,599	684,424
Long-term debt	1,480,491	1,344,173
Liabilities of discontinued operations	131,286	212,713
Stockholders’ equity	3,811,022	3,329,523

	$7,626,658	$6,580,492

	Twelve Months Ended December 31,
	2006	2005
CASH FLOWS

Operating activities:
Net earnings	$561,782	$510,142
Loss (earnings) from discontinued operations, net of tax	41,546	(63,947)
Depreciation and amortization	201,501	155,047
Stock-based compensation	26,396	—
Contributions to defined benefit pension plan	(3,004)	(19,709)
Net change in assets and liabilities	56,043	(16,681)

Net cash provided by operating activities	884,264	564,852

Investing activities:
Proceeds from the sale of property and equipment	19,017	11,807
Additions to property, plant and equipment	(194,735)	(130,492)
Proceeds from sale of discontinued business	445,905	159,278
Acquisitions (net of cash and cash equivalents acquired)	(1,116,780)	(1,089,650)

Net cash used in investing activities	(846,593)	(1,049,057)

Financing activities:
Increase in debt, net	228,107	441,226
Cash dividends to stockholders	(144,799)	(133,913)
Purchase of treasury stock	(48,329)	(51,929)
Proceeds from exercise of stock options	93,311	19,220

Net cash provided by financing activities	128,290	274,604

Effect of exchange rate changes on cash	19,816	(17,234)
Net cash provided by discontinued operations	2,007	102,849
Net increase (decrease) in cash and equivalents	187,784	(123,986)
Cash and cash equivalents at beginning of period	185,832	309,818

Cash and cash equivalents at end of period	$373,616	$185,832